UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

Chevron Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Smith Street, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 854-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 9, 2025, Chevron U.S.A. Inc. (exclusive of its subsidiaries, “CUSA”), an indirect wholly owned subsidiary of Chevron Corporation (the “Corporation”), issued its Floating Rate Notes Due 2075 in the aggregate principal amount of $154,204,000 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of August 12, 2020 (the “Indenture”), as supplemented by the Fifth Supplemental Indenture, dated as of December 9, 2025 (the “Fifth Supplemental Indenture”), each being among CUSA, the Corporation, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

The obligations under the Notes are fully and unconditionally guaranteed by the Corporation on an unsecured and unsubordinated basis and rank equally to any other unsecured and unsubordinated indebtedness of the Corporation that is currently outstanding or that the Corporation may issue in the future. Current outstanding and additional debt securities and other indebtedness of the Corporation will be structurally subordinated to any indebtedness of CUSA, including the Notes.

On December 4, 2025, CUSA and the Corporation entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and UBS Securities LLC as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which CUSA agreed to issue and sell the Notes to the Underwriters, and the Corporation agreed to guarantee the Notes.

The Notes will mature on December 9, 2075.

CUSA will pay interest on the Notes on March 9, June 9, September 9 and December 9 of each year starting on March 9, 2026. The Notes will bear interest at a floating rate equal to Compounded SOFR (as defined in the Fifth Supplemental Indenture) minus 45 bps subject to the provisions set forth in the Final Prospectus Supplement filed with the Securities and Exchange Commission on December 5, 2025 (the “Final Prospectus Supplement”).

CUSA and the Corporation have filed with the Securities and Exchange Commission a Prospectus dated November 7, 2024 (Registration Statement Nos. 333-283053 and 333-283053-01), a Preliminary Prospectus Supplement dated December 1, 2025, a Free Writing Prospectus dated December 4, 2025, and a Final Prospectus Supplement dated December 4, 2025 in connection with the public offering and guarantee of the Notes.

The descriptions of the Underwriting Agreement, the Indenture and the Fifth Supplemental Indenture are qualified in their entirety by the terms of such agreements themselves. Please refer to such agreements, and the form of the Notes, each of which is incorporated herein by reference and attached to this report as Exhibits 1.1, 4.1, 4.2, and 4.3, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 4, 2025, among Chevron U.S.A. Inc., Chevron Corporation and Morgan Stanley & Co LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC and UBS Securities LLC, as the representatives of the several underwriters named therein.

4.1	Indenture, dated as of August 12, 2020, among Chevron U.S.A. Inc., Chevron Corporation, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, filed as Exhibit 4.1 to Chevron Corporation’s Current Report on Form 8-K filed August 13, 2020, and incorporated herein by reference.

4.2	Fifth Supplemental Indenture, dated as of December 9, 2025, among Chevron U.S.A. Inc., Chevron Corporation, as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

4.3	Form of Floating Rate Notes Due 2075 (contained in Exhibit 4.2 hereto).

5.1	Opinion of Morgan, Lewis & Bockius LLP, counsel to Chevron U.S.A. Inc.

5.2	Opinion of Sullivan & Cromwell LLP, counsel to Chevron Corporation.

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in their opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Sullivan & Cromwell LLP (contained in their opinion filed as Exhibit 5.2 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2025
CHEVRON CORPORATION

	By	/s/ Rose Z. Pierson
	Name:	Rose Z. Pierson
	Title:	Assistant Secretary